Exhibit 99.2 Compensation Recovery Policy of Simpson Manufacturing Co., Inc.

Effective Date: October 19, 2016

1.Introduction and Purpose:

The Board of Directors (the “Board”) of Simpson Manufacturing Co., Inc. (the “Company”) believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The Board has therefore adopted this policy which permits the recoupment of certain executive compensation in accordance with the terms herein (the “Policy”).

2.    Administration:

This Policy shall be administered by the Board or, if so designated by the Board, the Compensation & Leadership Development Committee of the Board (the “Compensation Committee”), in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals.

3.    Policy Statement:

As of the date this Policy is adopted by the Board as indicated above (the “Effective Date”), the Company has the right to recover from (x) any current or former executive officers and (y) any other employees who have been designated by the Board or the Compensation Committee as being subject to this Policy (each of such officers or employees, a “Covered Person”), regardless of fault or responsibility, that portion of incentive-based compensation, received by a Covered Person during any Covered Period (defined below) in excess of what would have been paid to a Covered Person during the Covered Period under the accounting restatement. A Covered Period under this Policy shall mean (i) the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities law; and (ii) in case the Company has changed its fiscal year end during the three-year period, the transition period between the new fiscal year that resulted from the change and the prior fiscal year not exceeding nine months. If, after the Company makes a reasonable attempt to recover, the Board determines that the direct costs of seeking recovery would exceed the recoverable amount, the Company may decide not to seek recovery. The Board will decide the manner in which the Company seeks and enforces recovery. If the Board determines to seek a recovery pursuant to this Policy, the Company will make a written demand for repayment from a Covered Person and, if a Covered Person does not within a reasonable period of time tender repayment in response to such demand, or if the Board determines that a Covered Person is unlikely to do so, the Company may seek a court order against a Covered Person for such repayment and take any other remedial and recovery action permitted by law, which may include, without limitation: (a) offsetting from any cash compensation otherwise owed by the Company, and (b) cancelling any outstanding equity awards made by the Company, whether vested or unvested. The Company shall not provide indemnification or reimbursement with respect to any recovery made pursuant to this Policy.

4.    Interpretation and Compliance:

The Board has sole and absolute discretion with respect to interpretation and enforcement of this Policy. This Policy will be interpreted and enforced, and appropriate disclosures and filings will be made, in a manner that is consistent with any applicable rules or regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange pursuant to Section 10D of the Securities Exchange Act of 1934, as amended, and any other applicable law (collectively, the “Applicable Rules”). To the extent the Applicable Rules require the Company to recover incentive-based compensation in additional circumstances besides those specified above, nothing in this Policy shall be deemed to restrict the right of the Company to recover incentive-based compensation to the fullest extent required by the Applicable Rules. This Policy shall be deemed to be automatically amended, as of the date the Applicable Rules become effective with respect to the Company, to allow the Company to recover incentive-based compensation to the extent required for this Policy to comply with the Applicable Rules.

5.    General:

The Company may, in any incentive plan, compensation program, employment agreement, equity award agreement or other similar arrangement or agreement entered into with it on or after the Effective Date, as a condition to the grant of any benefit thereunder, require a recipient of such benefit to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to the Company under law or pursuant to the terms of any employment agreement, equity award agreement or similar agreement. The Board may amend or terminate this Policy at any time.

Exhibit 99.2                                            Page 1

6.    Answers to Frequently Asked Questions (subject to the Applicable Rules and any changes thereof and the Board’s broad discretion in administering, interpreting and enforcing this Policy):

Q:    Who is covered by this Policy?

A: Any executive officer as defined under the Applicable Rules is always subject to this Policy (see next Q&A for more information). In addition, from time to time, the Board or the Compensation Committee may designate other employees of the Company and its affiliated entities, who have participated in the Company’s equity incentive plans and/or cash incentive plans, as being subject to this Policy.

Q:    Who qualifies as an “executive officer” under the Applicable Rules?

A:    An “executive officer” generally includes the Company’s CEO, president, principal financial officer, principal accounting officer (or controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Executive officers of the Company’s parent or subsidiary entities shall be deemed executive officers of the Company if they perform such policy making functions for the Company.

Q:    Does compensation recovery pursuant to this Policy require fault or responsibility on the part of a Covered Person?

A:     No. The Company has the right to recover excess incentive-based compensation from a Covered Person even if such person did not engage in misconduct or have any role in preparing the Company’s financial statements that required restatement.

Q:    What is an “accounting restatement”?

A:    An “accounting restatement” is a required revision of previously issued financial statements to reflect the correction of one or more errors that are material to those financial statements. An accounting restatement is “required” on the earlier of the date (a) the Company (through the Board, a committee thereof or an authorized officer) concludes, or reasonably should have concluded, that the Company’s previously issued financial statements contain a material error or (b) the date a court, regulator or other legally authorized body directs the Company to restate its previously issued financial statements to correct a material error.

Q:    What is “incentive-based compensation”?

A:    “Incentive-based compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure. A “financial reporting measure” means:

i.	a measure determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, such as revenue, income, assets, earnings or cash flow,

ii.	a measure derived wholly or in part from a measure described in (i), or

iii.	a measure of stock price or total stockholder return.

For example, equity awards that are granted or vest based on achieving a financial reporting measure, such as awards of restricted stock units that are earned by exceeding a certain level of operating income and/or whose vesting is subject to adjustment based on stock price and/or total stockholder return, are covered by this Policy. In contrast, equity awards that are time-vested and whose granting and vesting are not tied, in whole or in part, to the attainment of financial reporting measures, such as equity awards that are granted on a periodical basis and vest only according to a time-based vesting schedule, generally are not incentive-based compensation. Also excluded are equity awards that are granted based only upon the attainment of strategic measures (e.g., a merger) or operational measures (e.g., increase in market share or customer satisfaction) and whose vesting is pursuant to a time-based vesting schedule and/or is contingent upon completing a certain project.

Q:    What is the recoverable “portion” of incentive-based compensation?

A:    The amount of incentive-based compensation subject to recovery under this Policy shall be the amount of incentive-based compensation received by a Covered Person that exceeds the amount of incentive-based compensation he or she otherwise should have received had his or her compensation been determined based on the required accounting restatement. Such amount also shall be computed without regard to any taxes paid.

Exhibit 99.2                                            Page 2

Q:    How long is the look-back period?

A:    Three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement, provided that if the Company has changed its fiscal year during the three-year period, the look-back period includes the transition period unless such transition period is longer than nine months. For example, if the Company, continuing to report its financial condition and operating results based on calendar fiscal years, concludes in November 2018 that a restatement of previously issued financial statements is required and files the restated financial statements in January 2019, this Policy would apply to incentive-based compensation received by Covered Persons in 2015, 2016 and 2017.

Q:    Could the Company provide protection against compensation recovery?

A:    No. The Company will not provide indemnification or reimbursement with respect to any recovery made pursuant to this Policy.

Q:     Will the Company indiscriminately enforce this Policy?

A:    Yes. While the Board has a broad discretion with respect to the manner in which the Company seeks and enforces recovery, the Company will always enforce this Policy, irrespective of any Covered Person’s status within the Company, with very limited exceptions where the recovery is impracticable, including after the Company makes a reasonable attempt to recover, the Board determines that the direct costs of seeking recovery would exceed the recoverable amount.

Exhibit 99.2                                            Page 3